Warrant

Warrant No.

June 2013-___

Digital Caddies, Inc.

(an Oklahoma Corporation)

Warrant for the Purchase of ______ Shares of Common Stock, Par Value $0.001

[This Warrant Will Be Void After 5:00 P.M. Pacific Time On December 19, 2014

These securities have not been registered with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), and are being offered in reliance on exemptions from registration provided in Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder and preemption from the registration or qualification requirements (other than notice filing and fee provisions) of applicable state laws under the National Securities Markets Improvement Act of 1996.

THIS WARRANT (this “Warrant”) certifies that, for value received ___________ or registered assigns (the “Holder” or “Holders”), is entitled, at any time on or before 5:00 p.m. Pacific Standard Time on December 19, 2014, to subscribe for, purchase, and receive ___________ shares (the “Shares”) of fully paid and non-assessable common stock, par value $0.001 (the “Common Stock”) of Digital Caddies, Inc., an Oklahoma Corporation (the “Company”). Two Warrants are exercisable to purchase 1 Share at a price of $0.20 per share (the “Exercise Price”). The number of Shares to be received on exercise of this Warrant and the Exercise Price may be adjusted on the occurrence of certain events as described herein. If the rights represented hereby are not exercised by 5:00 p.m. Pacific Standard Time on December 19, 2014, this Warrant shall automatically become void and of no further force or effect, and all rights represented hereby shall cease and expire.

Subject to the terms set forth herein, this Warrant may be assigned by the Holder in whole or in part by execution of the form of assignment attached hereto or may be exercised by the Holder in whole or in part by execution of the form of exercise attached hereto and payment of the Exercise Price in the manner described above, all subject to the terms hereof.

1. Exercise of Warrants. The Holder shall have the rights of a stockholder only with respect to Shares fully paid for by the Holder under this Warrant. On the exercise of all or any portion of this Warrant in the manner provided above, the Holder exercising the same shall be deemed to have become a Holder of record of the Shares as to which this Warrant is exercised for all purposes, and certificates for the securities so purchased shall be delivered to the Holder within a reasonable time, but in no event longer than 10 days after this Warrant shall have been exercised as set forth above. If this Warrant shall be exercised in respect to only a part of the Shares covered hereby, the Holder shall be entitled to receive a similar Warrant of like tenor and date covering the number of Shares with respect to which this Warrant shall not have been exercised.

2. Assignment of Warrants. In the event this Warrant is assigned in the manner provided herein, the Company, upon request and upon surrender of this Warrant by the Holder at the principal office of the Company accompanied by payment of all transfer taxes, if any, payable in connection therewith, shall transfer this Warrant on the books of the Company. If the assignment is in whole, the Company shall execute and deliver a new Warrant or Warrants of like tenor to this Warrant to the appropriate assignee expressly evidencing the right to purchase the aggregate number of Shares purchasable hereunder; and if the assignment is in part, the Company shall execute and deliver to the appropriate assignee a new Warrant or Warrants of like tenor expressly evidencing the right to purchase the portion of the aggregate number of Shares as shall be contemplated by any such agreement, and shall concurrently execute and deliver to the Holder a new Warrant of like tenor to this Warrant evidencing the right to purchase the remaining portion of the Shares purchasable hereunder that have not been transferred to the assignee.

3. Fully Paid Shares. The Company covenants and agrees that the Shares that may be issued on the exercise of this Warrant will, on issuance pursuant to the terms of this Warrant, be fully paid and non-assessable, free from all taxes, liens, and charges with respect to the issue thereof, and not issued in violation of the preemptive or similar right of any other person. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will have authorized and reserved a sufficient number of Shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

4. Call Provision. If the closing market price of the Company’s common stock exceeds $0.40 per share (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like as set forth in Section 5) for each of 10 consecutive Trading Days (the “Measurement Period”), then the Company may, at any time in its sole discretion, call for the exercise of this Warrant, in its entirety (“Call Right”). To exercise the Call Right, the Company must deliver to the Holder an irrevocable written notice (a “Call Notice) indicating that the provisions of this Section of the Warrant have been satisfied, and that the Holder accordingly must exercise all, or a portion, of this Warrant prior to the Call Date, as defined below. Such Call Notice shall include language notifying Holder that failure to comply with the Call Notice shall result in the forfeit and cancellation of any unexercised Shares granted to Holder hereunder. If the conditions set forth above for such Call Notice are met and the Holder has not exercised all of the Shares exercisable under this Warrant by delivering a Notice of Exercise and payment therefor to the Company within thirty Trading Days after the date the Call Notice is received by the Holder (such date and time, the “Call Date”), then the Warrants for which a Notice of Exercise shall not have been received by the Call Date will be cancelled at 5:00 p.m. (Pacific Standard Time) on the Call Date. In furtherance thereof, the Company covenants and agrees that it will honor all Notices of Exercise with respect to the Shares subject to a Call Notice that are tendered through 5:00 p.m. (Pacific Standard Time) on the Call Date. Notwithstanding anything to the contrary set forth in this Warrant, the Company may not deliver a Call Notice or require the cancellation of this Warrant (and any such Call Notice shall be void), unless, from the beginning of the Measurement Period through the Call Date, (1) the Company shall have honored in accordance with the terms of this Warrant all Notices of Exercise delivered by 5:00 p.m. (Pacific Standard Time) on the Call Date, and (2) there is a sufficient number of authorized shares of Common Stock for issuance of all Shares under this Warrant, and (3) the issuance of the Shares shall not cause a breach of any provision of this Warrant.

5. Adjustment of Exercise Price and Number of Shares.

(a) Adjustment of Exercise Price and Number of Shares. The number of Shares purchasable on the exercise of this Warrant and the Exercise Price shall be adjusted appropriately from time to time as follows:

(i) In the event the Company shall declare a dividend or make any other distribution on any capital stock of the Company payable in Common Stock, rights to purchase Common Stock, or securities convertible into Common Stock, or shall subdivide its outstanding shares of Common Stock into a greater number of shares or combine such outstanding stock into a smaller number of shares, then in each such event, the number of Shares subject to this Warrant shall be adjusted so that the Holder shall be entitled to purchase the kind and number of Shares of Common Stock or other securities of the Company that it would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto; an adjustment made pursuant to this subsection (a) shall become effective immediately after the effective date of such event retroactive to the record date for such event.

(ii) No adjustment in the number of Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least 1% in the number of Shares purchasable on the exercise of this Warrant; provided, however, that any adjustments that by reason of this subsection (a) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

(iii) Whenever the number of Shares purchasable on the exercise of this Warrant is adjusted, as herein provided, the Exercise Price payable on exercise shall be adjusted by multiplying the Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Shares purchasable on the exercise of this Warrant immediately prior to such adjustment and the denominator of which shall be the number of Shares so purchasable immediately thereafter.

(iv) Whenever the number of Shares purchasable on the exercise of this Warrant or the Exercise Price of such Shares is adjusted, as herein provided, the Company shall cause to be promptly mailed by first class mail, postage prepaid, to the Holder of this Warrant notice of such adjustment or adjustments and shall deliver a resolution of the board of directors of the Company setting forth the number of Shares purchasable on the exercise of this Warrant and the Exercise Price of such Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment, together with the computation by which such adjustment was made. Such resolution, in the absence of manifest error, shall be conclusive evidence of the correctness of adjustment.

(v) All such adjustments shall be made by the board of directors of the Company, which shall be binding on the Holder in the absence of demonstrable error.

(b) No Adjustment in Certain Cases. No adjustments shall be made in connection with:

(i) the issuance of any Shares on the exercise of this Warrant;

(ii) the conversion of shares of Preferred Stock;

(iii) the exercise or conversion of any rights, options, warrants, or convertible securities containing the right to purchase or acquire Common Stock;

(iv) the issuance of additional Shares or other securities on account of the anti-dilution provisions contained in or relating to this Warrant or any other option, warrant, or right to acquire Common Stock;

(v) the purchase or other acquisition by the Company of any shares of Common Stock, evidences of its indebtedness or assets, or rights, options, warrants, or convertible securities containing the right to subscribe for or purchase Common Stock; or

(vi) the sale or issuance by the Company of any shares of Common Stock, evidences of its indebtedness or assets, or rights, options, warrants, or convertible securities containing the right to subscribe for or purchase Common Stock or other securities pursuant to options, warrants, or other rights to acquire Common Stock or other securities.

6. Notice of Certain Events. In the event of:

(a) any taking by the Company of a record of the holders of any class of securities of the Company for the purpose of determining the holders thereof who are entitled to receive any dividends or other distribution, or any right to subscribe for, purchase, or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other rights;

(b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, or any transfer of all or substantially all of the assets of the Company to any other person, or any consolidation, share exchange, or merger involving the Company; or

(c) any voluntary or involuntary dissolution, liquidation, or winding up of the Company,

the Company will mail to the Holder(s) of this Warrant, at least 20 days prior to the earliest date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, or right; the amount and character of such dividend, distribution, or right; or the date on which any such reorganization, reclassification, transfer, consolidation, share exchange, merger, dissolution, liquidation, or winding up of the Company will occur and the terms and conditions of such transaction or event.

7. Limitation of Transfer. Subject to the restrictions set forth in paragraph 7 hereof, this Warrant is transferable at the offices of the Company. On such transfer, every Holder hereof agrees that the Company may deem and treat the registered Holder(s) of this Warrant as the true and lawful owner(s) thereof for all purposes, and the Company shall not be affected by any notice to the contrary.

8. Disposition of Warrants or Shares. Each registered owner of this Warrant, by acceptance hereof, agrees for itself and any subsequent owner(s) that, before any disposition is made of any Warrants or Shares of Common Stock, the owner(s) shall give written notice to the Company describing briefly the manner of any such proposed disposition. No such disposition shall be made unless and until:

(a) the Company has received written assurances from the proposed transferee confirming a factual basis for relying on exemptions from registration under applicable federal and state securities laws for such transfer or an opinion from counsel for the Holder(s) of the Warrants or Shares stating that no registration under the Securities Act or applicable state statute is required with respect to such disposition; or

(b) a registration statement under the Securities Act has been filed by the Company and declared effective by the SEC covering such proposed disposition and the disposition has been registered or qualified, or is exempt therefrom, under the state having jurisdiction over such disposition.

9. Restricted Securities: Registration of Securities. The Holder acknowledges that this Warrant is, and that the Shares issuable on exercise hereof will be, “restricted securities” as that term is defined in Rule 144 promulgated under the Securities Act. Accordingly, this Warrant must be taken for investment and held indefinitely. Likewise, any Shares issued on exercise of this Warrant must be taken for investment and held indefinitely and may not be resold unless such resale is registered under the Securities Act and/or comparable state securities laws or unless an exemption from such registration is available. A legend to the foregoing effect shall be placed conspicuously on the face of all certificates for Shares issuable on exercise of this Warrant.

10. Reports under Exchange Act. With a view to making available to the Holders the benefits of Rule

144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell the Shares issuable on exercise of this Warrant, the Company shall, until such Shares may be resold pursuant to the provisions of Rule 144 or any similar provision:

(a) make and keep public information available, as those terms are understood and defined in

SEC Rule 144;

(b) file with the SEC in a timely manner all reports and other documents required of the

Company under the Securities Act and the Securities Exchange Act of 1934; and,

(c) furnish to any Holder, forthwith upon request: (i) a written statement by the Company that it has complied with Rule 144, the Securities Exchange Act of 1934; and (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

11. Governing Law. This Warrant shall be construed under and be governed by the laws of the state of

Oklahoma.

12. Notices. Any notice, request or other document required or permitted to be given or delivered to the

Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

13. Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder’s rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date. If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

14. Remedies. Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

15. Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders of this Warrant from the Initial Exercise Date through the Termination Date, and shall be enforceable by any such Holder or holder of Warrant Shares.

16. Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

17. Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

18. Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

19. Loss, Theft, Destruction, or Mutilation. Upon receipt by the Company of reasonable evidence of the ownership of and the loss, theft, destruction, or mutilation of this Warrant, the Company will execute and deliver, in lieu thereof, a new Warrant of like tenor.

20. Taxes. The Company will pay all taxes in respect of the issue of this Warrant or the Shares issuable upon exercise thereof.

DATED this 16th day of June 2014.

Digital Caddies, Inc.

By:

           Brad Nightingale, CEO

NOTICE OF EXERCISE
(to be signed only upon exercise of Warrant)

TO: DIGITAL CADDIES, INC.

The undersigned, the owner of the attached Warrant, hereby irrevocable elects to exercise the purchase rights represented by the Warrant for, and to purchase thereunder, ____________________shares of Common Stock of Digital Caddies, Inc., and herewith makes payment of $____________________ therefore. Please issue the shares of Common Stock as to which this Warrant is exercised in accordance with the instructions set forth below and, if the Warrant is being exercised with respect to less than all of the Shares to which it pertains, prepare and deliver a new Warrant of like tenor for the balance of the Shares purchasable under the attached Warrant.

DATED this day of 20 .

Signature:_________________________________

Signature Guaranteed:________________________

INSTRUCTIONS FOR REGISTRATION OF STOCK

Name:	_________________________________
(Please Type or Print)
Address:	_________________________________
_________________________________
_________________________________

NOTICE: The signature to the form of purchase must correspond with the name as written upon the face of the attached Warrant in every particular without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:	________________________________________
(Please Print)
Address:	________________________________________
(Please Print)
Dated: _______________ __, ______
Holder’s Signature: _________________
Holder’s Address: __________________